FOR  RELEASE:       Immediately
CONTACT:            Mark  Cummins  (Investors)            215.256.5025
                    mcummins@harleysvillegroup.com
                    ------------------------------
                    Randy  Buckwalter  (Media)            215.256.5288
                    rbuckwalter@harleysvillegroup.com
                    ---------------------------------

HARLEYSVILLE GROUP COMMENTS ON
SECOND QUARTER 2003 EARNINGS

HARLEYSVILLE, PA-JUNE 18, 2003-Harleysville Group Inc. (Nasdaq: HGIC) announced today that, based on loss activity through May 31, 2003, it expects 2003 second quarter diluted operating earnings per share to be in the range of $0.32 to $0.40. Current accident year losses were impacted in April and May by catastrophes and other weather-related losses, as well as large property losses. The company reported diluted operating earnings per share of $0.46 in the second quarter of 2002.
              Diluted net income per share, which includes the impact of net realized after-tax investment gains and losses, is also expected to be in the range of $0.32 to $0.40 in the second quarter of 2003, assuming no significant realized net gains or losses. Net income was $0.01 per share in the second quarter of 2002, which reflected realized investment losses of $0.45 per share, mostly due to the write down of securities in the company's investment portfolio.
              In its first quarter earnings announcement, the company provided revised diluted operating earnings per share guidance of $1.45 to $1.55 for 2003. Given the anticipated results for the second quarter, the company intends to evaluate its results for the first six months after the completion of the second quarter and issue revised 2003 guidance when it releases second quarter 2003 earnings results on Friday, July 25, prior to the start of regular trading on the Nasdaq Stock Market. However, based on information currently available to the company, the company has no reason at this time to revise its prior expectations for the second half of 2003. Harleysville Group will host a live Webcast beginning at 9:00 a.m. (ET) on July 25 to discuss its results. The Webcast will be available from the Investors section of the company's Web site (www.harleysvillegroup.com). An archive of the presentation will be available until July 25, 2004, on the company's site.
              Harleysville Insurance, "Good people to know," is the premier provider of insurance products and services for small businesses and individuals, and ranks among the top 50 U.S. property/casualty insurance groups based on net written premiums. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.


#####

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

#03-34
06/18/03p


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